UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2016

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 266-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2016 annual meeting of stockholders on August 3, 2016 (the “Annual Meeting”). Of the 29,005,481 shares of our common stock outstanding as the record date of June 10, 2016, 25,091,989 shares were represented at the Annual Meeting, either in person or by proxy, constituting 86.5% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.	Election of Class III Directors. The following nominees were elected to serve as Class III directors, to hold office until our 2019 annual meeting of stockholders or until their respective successor has been duly elected and qualified or their earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Samuel D. Colella	21,649,080	236,909	3,206,000
Gajus V. Worthington	21,807,921	78,068	3,206,000

2.	Advisory Vote on Approval of Executive Compensation. On an advisory basis, the compensation of our named executive officers for the year ended December 31, 2015, as disclosed in our proxy statement relating to the Annual Meeting, was approved by our stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,877,946	998,024	10,019	3,206,000

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,986,194	104,022	1,773	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: August 4, 2016	By:	/s/ Vikram Jog
Vikram Jog
Chief Financial Officer